EXHIBIT  23.2


CONSENT  OF  INDEPENDENT  AUDITORS

The  Board  of  Directors
Hyperdynamics  Corporation


I have issued my report dated September 24, 1999 accompanying the Consolidated Financial Statements of Hyperdynamics Corporation and subsidiaries for the fiscal years ended June 30, 1999 and June 30, 1998. My report was originally included in Hyperdynamics' Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999. I consent to the inclusion of my report in this Form SB-2.

/s/  John  B.  Evans  II
Houston,  Texas

February  24,  2000


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